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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      FORM 8-A/A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                         PURSUANT TO SECTION 12(b) OR (g) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




                               HORIZON PHARMACIES, INC.
                (Exact name of registrant as specified in its charter)


                TEXAS                                    75-2441557
      (State of incorporation                         (I.R.S. Employer
          or organization)                          Identification Number)


        275 W. Princeton Drive
           Princeton, Texas                                 75407
(Address of principal executive offices)                  (Zip Code)


      Securities to be registered pursuant to Section 12(b) of the Act:

                                     COMMON STOCK
                                   (Title of Class)

   Securities to be registered pursuant to Section 12(g) of the Act:  none
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The description of the Registrant's common stock, par value $.01 per share, is set forth under the caption "Description of Securities" contained in the Prospectus constituting a part of the Registration Statement on Form SB-2 (File No. 333-25257) filed under the Securities Act of 1933, as amended, and such description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

    The following exhibits are filed herewith:

 EXHIBIT
 NUMBER             NAME OF EXHIBIT
 ------             ---------------
  3.2*   Amended and Restated Articles of Incorporation
  3.3*   Amended and Restated Bylaws
  4.1*   Specimen Certificate of the Common Stock
 10.5*   Form of Lock-Up Agreement
* Filed with the Securities and Exchange Commission as exhibits to the Registrant's Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-25257). Such exhibits are incorporated herein by reference.
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    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

June 10, 1997                     HORIZON Pharmacies, Inc.


                                  By:          /s/ Rick D. McCord
                                      ---------------------------------------
                                      Rick D. McCord
                                      President and Chief Operating Officer